Exhibit 99.2

[Olsen Palmer Letterhead]

CONSENT OF OLSEN PALMER LLC

We hereby consent to the inclusion of our opinion letter to the board of directors of MNB Corporation (the “Company” ) as an Appendix to the Registration Statement, which includes a proxy statement/prospectus relating to the proposed merger of the Company with Fidelity D & D Bancorp, Inc. (“Fidelity”), described in Fidelity’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1 933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations” ), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Olsen Palmer

Olsen Palmer LLC
Washington, D.C.
February 13, 2020

2020 K Street, NW I Suite 450 I Washington, DC 20006
202.808.3374 I www.olsenpalmer.com